Exhibit 1.1

AVIVA PLC

$400,000,000 8.25% CAPITAL SECURITIES DUE 2041

UNDERWRITING AGREEMENT

November 17, 2011

November 17, 2011

To:

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Wells Fargo Securities, LLC (the “Managers”)

for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Aviva plc, a public limited company incorporated under the laws of England and Wales (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as joint book-running managers, the principal amount of its debt securities identified in Schedule II hereto (the “Initial Securities”), to be issued under the subordinated indenture to be dated as of the Closing Date (as defined below) (the “Subordinated Indenture”), between the Company and Law Debenture Trust Company of New York (the “Trustee”), as supplemented by the supplemental indenture to be dated as of the Closing Date  (the “Supplemental Indenture” and together with the Subordinated Indenture the “Indenture”) between the Company and the Trustee, and to grant to the Underwriters the option to purchase all or any part of the additional securities identified in Schedule II hereto (the “Additional Securities”, and together with the Initial Securities, the “Securities”).  If the firm or firms listed in Schedule II hereto include only the Managers, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement, as defined under Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”) on Form F-3 (file number 333-178006), including a prospectus relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company.  The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated November 16, 2011 is hereinafter referred to as the “Base Prospectus.”  The Company proposes to file with the Commission pursuant to Rule 424 under the Securities Act a supplement relating to the Securities and the plan of distribution thereof to the Base Prospectus.  The Base Prospectus, as so supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” Any preliminary form or forms of the Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called the “Preliminary Prospectus.” For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act relating to the Securities. “Time of Sale Prospectus” means the Prospectus and the pricing information set forth in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person in connection with the sale of the Securities.  As used herein, the terms “Registration Statement,” “Base Prospectus,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated by reference therein which were filed or furnished, as applicable, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the date hereof.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus or any free writing prospectus shall include the subsequent filing of any free writing prospectus and the filing of any document by the Company with the Commission pursuant to the Exchange Act after the date hereof, that are deemed to be incorporated by reference therein.

1.             Representations and Warranties.  The Company represents and warrants to and agrees with each of the Underwriters as of the date hereof, the Closing Date and any Date of Delivery (as defined below), that:

(a)           The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.  The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)           (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,(iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4) and at any Date of Delivery (as defined in Section 2(b)), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi)  each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c)           The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) in connection with the offering of the Securities pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectus set out in Schedule I hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)           The Company has been duly incorporated, is validly existing as a public limited company under the laws of England and Wales and has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business as a foreign corporation in good standing (to the extent applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Time of Sale Prospectus (a “Material Adverse Effect”).

(e)           Each of Aviva Group Holdings Limited,  Undershaft Limited, Aviva Life UK Holdings Limited, Aviva France SA, Aviva Investor Holdings Limited, Aviva International Insurance Limited and Aviva Central Services UK Limited (collectively, the “Significant Subsidiaries”) has been duly incorporated, is validly existing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is a foreign corporation in good standing (to the extent applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f)            This Agreement has been duly authorized, executed and delivered by the Company.

(g)           The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(h)           The Securities have been duly authorized and, when issued, delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will have been duly executed and authenticated in accordance with the provisions of the Indenture, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(i)            The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Securities will not contravene any provision of applicable law or the memorandum of association or articles of incorporation of the Company or any agreement or other instrument binding upon the Company or any of its Significant Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except such as may be required under applicable state securities or Blue Sky laws of the various jurisdictions in connection with the purchase and distribution of the Securities by the Underwriters.

(j)            There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(k)           There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(l)            Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m)          The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n)           Neither the Company nor any of its Significant Subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or of any of its Significant Subsidiaries has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (as defined in the Bribery Act 2010 or The Foreign Corrupt Practices Act of 1977, as amended, as applicable), to influence official action or secure an improper advantage; and the Company and its Significant Subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.

(o)           The operations of the Company and its Significant Subsidiaries are and have been conducted at all times in material compliance with the applicable anti-money laundering statutes of all applicable jurisdictions and regulations thereunder, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitration involving the Company or any of its Significant Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(p)           (i)  Neither the Company nor any of its Significant Subsidiaries, nor to the knowledge of the Company, any director, officer or employee of the Company or any of its  Significant Subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”) or Her Majesty’s Treasury (“HMT”), as applicable, (collectively, “Sanctions”). The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, consistent with applicable Sanctions and regulations, for the purpose of financing activities or business of any Person that, at the time of such financing, is the subject of Sanctions.

(ii)  Since October 1, 2008, the Company has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, that at the time of the dealing or transaction is or was the subject of Sanctions, in contravention of such Sanctions.

(q)           The accountants who have audited the financial statements included in the Time of Sale Prospectus and the Prospectus are, with respect to the Company and its subsidiaries, independent public accountants within the meaning of the U.S. Public Company Accounting Oversight Board.

(r)            The consolidated financial statements of the Company and its subsidiaries included in the Time of Sale Prospectus and the Prospectus, together with related notes, present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated, and the consolidated results of operations and changes in financial position of the Company and its subsidiaries for the periods specified.  The consolidated financial statements of the Company and its subsidiaries have been prepared in conformity with International Financial Reporting Standards (“IFRS”) at the date of such financial statements, applied on a consistent basis throughout the periods involved.  The summary financial data about the Company and its consolidated subsidiaries contained in the filing on Form 6-K with respect to the first six months of 2011 and incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the Company’s audited consolidated financial statements for such periods.

(s)           The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared to the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t)            This Agreement, the Securities and the Indenture, as of the Closing Date and any Date of Delivery, will conform in all material respects to the statements relating thereto contained in the Time of Sale Prospectus and the Prospectus.

(u)           Except as disclosed in the Time of Sale Prospectus and the Prospectus, no labor dispute with the employees of the Company or any of its Significant Subsidiaries exists or, to the knowledge of the Company, is imminent, that would have a Material Adverse Effect.

(v)           The Company and its Significant Subsidiaries (including insurance holding companies) possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess any such Governmental Licenses would not, singly or in the aggregate, have a Material Adverse Effect. The Company and its Significant Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect.  None of the Company and its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(w)          Each of the Company and its insurance subsidiaries (including insurance holding companies) is duly registered, licensed or admitted as an insurer or an insurance holding company (as applicable) in each jurisdiction where it is required to be so licensed or admitted to conduct its business as presently conducted, except where the failure to be so registered, licensed or admitted would not have a Material Adverse Effect, and each of the Company and its insurance subsidiaries (including insurance holding companies) is in compliance with all applicable insurance statutes and regulations and has filed all reports, documents or other information required to be filed under such statutes and regulations, except where the failure to comply or file would not have a Material Adverse Effect.

(x)            Except as described in the Time of Sale Prospectus and the Prospectus, payments made by the Company under the Indenture and payments made by the Company under the Securities issued or to be issued by it will not be subject under the current laws of the United Kingdom or any political subdivision thereof (collectively, the “United Kingdom”) or the United States or any political subdivision thereof (collectively, the “United States”) to any withholdings or similar charges for or on account of taxation.

(y)           Except as described in the Time of Sale Prospectus and the Prospectus, or as has already been paid or authorized for payment, no transaction tax, stamp duty or similar duty is payable under the applicable laws and regulations of the United Kingdom or the United States in connection with the creation, issuance, sale, delivery or transfer of the Securities issued or to be issued by the Company or with respect to the execution and delivery of this Agreement or the Indenture.

(z)            The Securities shall as of the Closing Date and any Date of Delivery, comply with the then current requirements of the U.K. Financial Services Authority (the “FSA”) for inclusion in the Company’s lower tier two capital resources, and the Company shall, as of such date, have received an opinion satisfactory to it pursuant to GENPRU 2.2.159R(12) of the General Prudential Sourcebook of the FSA.

(aa)         The Company has applied for the Securities to be listed on the New York Stock Exchange.

(bb)         The Company will comply with the applicable requirements of the listing rules of the New York Stock Exchange with respect to the Securities and will comply with its disclosure obligations under the listing rules of the New York Stock Exchange in connection with the issue, offering and sale of the Securities.

(cc)         The Company and each of its Significant Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Significant Subsidiaries which has had (nor does the Company nor any of its

Significant Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Significant Subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

2.             Agreements to Sell and Purchase.  (a) The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Initial Securities set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto.

(b)  In addition, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase from the Company the principal amount of Additional Securities set forth in Schedule II hereto at the purchase price set forth in Schedule I hereto.  The option granted hereby may be exercised for up to 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments made in connection with the offering and distribution of the  Initial Securities upon notice by the Managers to the Company setting forth the number of Additional Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Additional Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Managers, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date.  If the option is exercised as to all or any portion of the Additional Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Additional Securities then being purchased which the number of Initial Securities set forth in Schedule II opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Managers in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

3.             Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company is further advised by you that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4.             Payment and Delivery.  Payment for the Initial Securities shall be made to the Company in Federal or other funds immediately available in New York City at 9.00 a.m. New York Time on November 22, 2011, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

In addition, in the event that any or all of the Additional Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Additional Securities shall be made on each Date of Delivery as specified in the notice from the Managers to the Company.

Payment for the Securities shall be made against delivery to you on the Closing Date or any Date of Delivery for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or such Date of Delivery, as the case may be, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

5.          Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters are subject to the following conditions:

(a)        Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)            there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or in the rating outlook for the Company by any of Moody’s, Standard & Poor’s A.M. Best, other than any change or possible change with respect to the securities of the Company resulting from the Company’s consolidation of its U.K. general insurance business into one main underwriting company, Aviva Insurance Limited; and

(ii)           there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)        The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to the contents thereof.

(c)        The Underwriters shall have received on the Closing Date an opinion and 10b-5 disclosure letter of Dewey & LeBoeuf LLP, outside United States counsel for the Company, dated the Closing Date, substantially in the form set forth in Exhibit A.

(d)        The Underwriters shall have received on the Closing Date an opinion of Dewey & LeBoeuf LLP, outside English counsel for the Company, dated the Closing Date, substantially in the form set forth in Exhibit B.

(e)        The Underwriters shall have received on the Closing Date an opinion and 10b-5 disclosure letter of Sidley Austin LLP, United States counsel for the Underwriters, dated the Closing Date, reasonably satisfactory to the Underwriters, dated the Closing Date.

(f)         The Underwriters shall have received on the Closing Date an opinion of Sidley Austin LLP, English counsel for the Underwriters, dated the Closing Date, reasonably satisfactory to the Underwriters, dated the Closing Date.

The opinions of counsel for the Company described in Sections 5(c) and 5(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(g)        The Underwriters shall have received, on each of the date hereof and the Closing Date, (i) a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than November 11, 2011, and (ii) one or more certificates dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, signed by the chief financial officer or chief accounting of the Company with respect to such information not covered by the comfort letters as the Underwriters shall have requested.

(h)        In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Additional Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Managers shall have received:

(i)            Officer’s Certificate.  A certificate, dated such Date of Delivery, signed by an executive officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(b) hereof remains true and correct as of such Date of Delivery;

(ii)           Opinions of Counsel for Company.  If requested by the Managers, the favorable opinions of Dewey & LeBoeuf LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Additional Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(c) and (d) hereof; and

(iii)          Opinions of Counsel for Underwriters.  If requested by the Managers, the favorable opinions of Sidley Austin LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Additional Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(e) and (f) hereof.

6.          Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)        To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)        Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in writing.

(c)        To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object in writing.

(d)        Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)        If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)         If, during such period after the first date of the public offering of the Securities as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales of the Securities by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)        To endeavor to qualify the Securities for offer and sale under applicable state securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, to execute a general consent to service of process in any state or to subject itself to taxation in any jurisdiction in which it is otherwise not so subject.

(h)        To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the Rule 158 of the Commission thereunder.

(i)         To pay or cause to be paid the following: (i) the reasonable fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees but excluding the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees incident to securing any required review by the Financial Industry Regulatory Authority of the terms of the sales of the Securities, (v) any fees charged by the rating agencies for the rating of the Securities, (vi) all costs and expenses incident to listing the Securities on the New York Stock Exchange, (vii)  the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and charges of any trustee, transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(j)         If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the

Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(k)        During the period beginning on the date hereof and continuing to and including the 30th day following the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company, or warrants to purchase or otherwise acquire debt securities of the Company, substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Managers).

(l)         To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(m)       The Company will use its commercially reasonable efforts to list, subject to notice of issuance, the Securities on the New York Stock Exchange within 30 days of the Closing Date.

7.          Covenants of the Underwriters.  (a) Each Underwriter severally represents and covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(b)           Each Underwriter represents and agrees that, without the prior consent of the Company, other than (x) the final term sheet and (y) one or more term sheets, including any electronic Bloomberg communications consistent with the provisions of the free writing prospectus containing the terms of the Securities, relating to the Securities containing customary information and conveyed to purchasers of the Securities and that would not constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus. The Underwriters acknowledge and agree that, except for information consistent in all material respects with the final term sheet and except as may be set forth in Schedule I, the Company has not authorized or approved any “issuer information” (as defined in Rule 433(h) under the Act) for use in any free writing prospectus prepared by or on behalf of the Underwriters.

8.          Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)        Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(c)        In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding

(including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Managers, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)        To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e)        The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)         The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9.          Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if  after the execution and delivery of this Agreement and prior to the Closing Date  (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the London Stock Exchange or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the United Kingdom or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by the relevant authorities of the United Kingdom, the United States of America, the State of New York or any country participating in the single currency of the third stage of European Economic and Monetary Union, or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets , currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.        Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or any Date of Delivery, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter.  If, on the Closing Date or any Date of Delivery, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date or such Date of Delivery, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, prior to the Closing Date because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.        Consent to Jurisdiction; Appointment of Agent for Service of Process.

(a)        Consent to Jurisdiction.  The Company irrevocably consents and agrees for the benefit of the holders of the Securities and the Underwriters that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement, the Indenture or the offer or sale of the Securities may be brought in the courts of the State of New York, the courts of the United States of America located in the County of New York or any courts in England and Wales and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in person, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues arising out of or in relation to any of this Agreement or the Indenture or with respect to its obligations, liabilities or any other matter arising out of or in connection with the offer and sale of the Securities.

(b)        Appointment of Agent for Service of Process.  The Company hereby irrevocably designates, appoints and empowers CT Corporation System, with offices currently at 111 Eighth Avenue, New York, New York 10011 (the “Agent”) as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against it in any such United States or state court located in the County of New York with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or any additional agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts.  If for any reason any such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in the County of New York on the terms and for the purposes of this Section 11 satisfactory to the Underwriters.  The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against it by serving a copy thereof upon the Agent (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the Company, at its address specified in or designated pursuant to this Agreement.  The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.  Nothing herein shall in any way be deemed to limit the ability of the holders of the Securities and the Underwriters to service any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or bring actions, suits or proceedings against them in such other jurisdictions, and in such manner, as may be permitted by applicable law.  The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or any additional agreement brought in the United States federal courts located in the County of New York or the courts of the State of New York located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

12.        Judgment Currency.  The Company agrees to indemnify each Underwriter against any loss incurred by an Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Underwriter is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Underwriter.  The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

13.        Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the

Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)        The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

14.        Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15.        Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16.        Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.        Notices.  All communications hereunder shall be in writing and effective only upon receipt.  All communications to the Underwriters shall be delivered, mailed or sent to you at:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

50 Rockefeller Plaza

NY1-050-12-02

New York, NY 10020

United States of America

Attention: High Grade Transaction Management/Legal

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

United States of America

Attention: Investment Banking Division

Wells Fargo Securities, LLC

301 South College Street, 6th Floor

Charlotte, NC 28202

United States of America

Attention: Transaction Management

All communications to the Company shall be delivered, mailed or sent to:

Aviva plc

St. Helen’s

1 Undershaft

London EC3P 3DQ

England

Attention: John Westby, Group Treasurer

Copy to:  Kirstine Cooper, Group General Counsel and Company Secretary

Very truly yours,

AVIVA PLC

			By:	/s/ Neil Harrison
				Name:	Neil Harrison
				Title:	Authorised Officer

Accepted as of the date hereof

MORGAN STANLEY & CO. LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

WELLS FARGO SECURITIES, LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Joseph A. Crowley
	Name:	Joseph A. Crowley
	Title:	Director

By:	WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

2

SCHEDULE I

AVIVA PLC

$400,000,000 8.25% CAPITAL SECURITIES DUE 2041

This Free Writing Prospectus relates only to the securities described below and should only be read together with the Preliminary Prospectus Supplement dated November 16, 2011 (the “Prospectus Supplement”) and the Prospectus dated November 16, 2011 relating to these capital securities.

Issuer:	Aviva plc
Aggregate Principal Amount:	$400,000,000 (excluding the underwriters’ option to purchase up to $60,000,000 of additional aggregate principal amount of Capital Securities to cover overallotments, if any).
Ranking:

Subordinated. Capital Securities will be direct, unsecured and subordinated obligations of the Issuer that will rank junior to the claims of our Senior Creditors and senior to the claims of holders of all classes of our share capital and to the claims of our holders of Junior Securities and equally with the claims of holders of our Pari Passu Securities.

Legal Format:	SEC Registered Securities
Trade Date:	November 17, 2011
Original Issue Date (Settlement):	November 22, 2011 (T+3)
Maturity:	December 1, 2041, unless earlier redeemed or mandatorily deferred
Issue Price (Price to Public):	$25.00 per Capital Security
Underwriters’ Discount:	$0.7875 per Capital Security
Price to Issuer:	$24.2125 per Capital Security
Proceeds, before expenses, to the Issuer:	$387,400,000, not including proceeds, if any, from the exercise of the Overallotment Option
Overallotment Option:	If the option is exercised in full, the total Price to Public, Underwriting Discount and Proceeds to the Issuer will be $460,000,000, $14,490,000 and $445,510,000, respectively.
Interest Rate:	8.25% per annum, accruing from the Original Issue Date
Interest Payment Dates:

Subject as provided below, interest will be payable quarterly in arrear on each March 1, June 1, September 1 and December 1 of each year, beginning on March 1, 2012. Interest during the initial interest period (long coupon) accrues from and including November 22, 2011 to but excluding March 1, 2012.

Optional Interest Deferral:	Issuer, at its discretion, may, subject to certain conditions, defer interest payments on an interest payment date at any time. See Prospectus Supplement for details.
Mandatory Interest Deferral:

Issuer will be required to defer interest payments on any interest payment date when or if either (i) the Solvency Condition would not be satisfied or (ii) a Regulatory Deficiency Interest Deferral Event has occurred and is continuing or would occur if payment of interest was made on such interest payment date. See Prospectus Supplement for details.

Schedule I-1

Optional Redemption:

Issuer may, in whole or in part, call the Capital Securities on any interest payment date on or after December 1, 2016 at 100% of the principal amount plus accrued and unpaid interest (including deferred interest).

Special Event Redemption:

Issuer may call, in whole (but not in part), the Capital Securities at any time, subject to certain conditions, for certain tax reasons or certain UK regulatory reasons. See Prospectus Supplement for details.

CUSIP / ISIN:	05382A 203 / US05382A2033
Expected Listing:	NYSE
Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated / $116,250,000 Morgan Stanley & Co. LLC / $116,250,000 and Wells Fargo Securities, LLC / $116,250,000
Selling Group:

Deutsche Bank Securities Inc. / $3,750,000
HSBC Securities (USA) Inc. / $3,750,000
Janney Montgomery Scott LLC / $3,750,000
Morgan Keegan & Company, Inc. / $3,750,000
Oppenheimer & Co. Inc. / $3,750,000
Pershing LLC / $3,750,000
RBC Capital Markets, LLC / $3,750,000
Robert W. Baird & Co. Incorporated / $3,750,000
Advisors Asset Management / $1,250,000
BB&T Capital Markets, a division of

Scott & Stringfellow, LLC / $1,250,000

Boenning & Scattergood, Inc. / $1,250,000

C.L. King & Associates, Inc. / $1,250,000

City Securities Corporation / $1,250,000

D.A. Davidson & Co. / $1,250,000

Davenport & Company LLC / $1,250,000

HRC Investment Services, Inc. / $1,250,000

JJB Hilliard, WL Lyons LLC / $1,250,000

Keefe, Bruyette & Woods, Inc. / $1,250,000

KeyBanc Capital Markets Inc. / $1,250,000

Mesirow Financial, Inc. / $1,250,000

Sterne, Agee & Leach, Inc. / $1,250,000

Synovus Securities, Inc. / $1,250,000

Wedbush Securities Inc. / $1,250,000

William Blair & Company, LLC / $1,250,000

B.C. Ziegler and Co. / $1,250,000

Additional Development:  On November 17, 2011, the issuer allotted 41,996,357 ordinary shares of 25 pence each admitted to trading on the London Stock Exchange in respect of its Scrip Dividend Scheme alternative to the 2011 interim cash dividend.  Each ordinary share carries the right to one vote in relation to all circumstances at its general meetings of shareholders. Following the allotment of these shares, the total number of voting rights in the issuer is 2,905,058,056.  The issuer does not hold any ordinary shares in treasury.

Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Prospectus Supplement.

The Issuer has filed a registration statement (including a prospectus) with the SEC for this offering to which the communication relates.  Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the Issuer has filed with the

Schedule I-2

SEC for more complete information about the Issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Merrill Lynch, Pierce, Fenner & Smith Incorporated by calling toll free 1- 800-294-1322, from Morgan Stanley & Co. LLC by calling toll free 1-800-584-6837 or from Wells Fargo Securities, LLC by calling toll free 1-800-326-5897 or email: cmclientsupport@wellsfargo.com.

This communication should be read in conjunction with the Prospectus Supplement and the accompanying Prospectus dated November 16, 2011.

Schedule I-3

SCHEDULE II

Underwriter	Principal Amount of Initial Securities To Be Purchased	Principal Amount of Additional Securities To Be Purchased

MORGAN STANLEY & CO. LLC	$116,250,000	$17,437,500

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED	116,250,000	17,437,500

WELLS FARGO SECURITIES, LLC	116,250,000	17,437,500

DEUTSCHE BANK SECURITIES INC.	3,750,000	562,500

HSBC SECURITIES (USA) INC.	3,750,000	562,500

JANNEY MONTGOMERY SCOTT LLC	3,750,000	562,500

MORGAN KEEGAN & COMPANY, INC.	3,750,000	562,500

OPPENHEIMER & CO. INC.	3,750,000	562,500

PERSHING LLC	3,750,000	562,500

RBC CAPITAL MARKETS, LLC	3,750,000	562,500

ROBERT W. BAIRD & CO. INCORPORATED	3,750,000	562,500

ADVISORS ASSET MANAGEMENT	1,250,000	187,500

BB&T CAPITAL MARKETS, A DIVISION OF SCOTT & STRINGFELLOW, LLC	1,250,000	187,500

BOENNING & SCATTERGOOD, INC.	1,250,000	187,500

C.L. KING & ASSOCIATES, INC.	1,250,000	187,500

CITY SECURITIES CORPORATION	1,250,000	187,500

D.A. DAVIDSON & CO.	1,250,000	187,500

DAVENPORT & COMPANY LLC	1,250,000	187,500

HRC INVESTMENT SERVICES, INC.	1,250,000	187,500

JJB. HILLIARD, WL LYONS LLC	1,250,000	187,500

KEEFE, BRUYETTE & WOODS, INC.	1,250,000	187,500

KEYBANC CAPITAL MARKETS INC.	1,250,000	187,500

MESIROW FINANCIAL, INC.	1,250,000	187,500

STERNE, AGEE & LEACH, INC.	1,250,000	187,500

SYNOVUS SECURITIES, INC.	1,250,000	187,500

WEDBUSH SECURITIES INC.	1,250,000	187,500

WILLIAM BLAIR & COMPANY, L.L.C.	1,250,000	187,500

B.C. ZIEGLER AND CO.	1,250,000	187,500

Total	$400,000,000	$60,000,000

Schedule II-1